EXHIBIT 4.1


                        Advisors Asset Management, Inc.
                              18925 Base Camp Road
                           Monument, Colorado  80132


                               September 11, 2014



Advisors Disciplined Trust 1287
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisors Disciplined Trust 1287
              High 50(R) Dividend Strategy Portfolio, Series 2014-3Q
              ------------------------------------------------------


Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-196314 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Advisors Asset Management, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                ADVISORS ASSET MANAGEMENT, INC.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                      Senior Vice President